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                                                                     EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 18, 1999, included in the Annual Report on Form 11-K of the 401(k) Savings Plan for Employees of Louisville Gas and Electric Company Who Are Represented By Local 2100
of IBEW for the year ended December 31, 1998 in the previously filed Form S-8 Registration Statement of LG&E Energy Corp. (File No. 333-43985).

                                       /s/ Arthur Andersen LLP
                                       ARTHUR ANDERSEN LLP



Louisville, Kentucky
June 18, 1999